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                                                                    EXHIBIT 1(e)
        RECEIVED
   '91 Dec 23 pm 2:30
  STATE DEPARTMENT OF
ASSESSMENTS AND TAXATION

                             AIM EQUITY FUNDS, INC.
                             ARTICLES SUPPLEMENTARY

         AIM EQUITY FUNDS, INC., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The aggregate number of shares of Common Stock of the Corporation is increased by one billion (1,000,000,000) shares, which are allocated as follows: three hundred million (300,000,000) shares to AIM Weingarten Fund, one hundred million (100,000,000) shares to AIM Weingarten Fund - Institutional, two hundred million (200,000,000) shares to AIM Constellation Fund, one hundred million (100,000,000) shares to AIM Constellation Fund - Institutional, two hundred million (200,000,000) shares to AIM Charter Fund, and one hundred million (100,000,000) shares to AIM Charter Fund - Institutional.

         SECOND: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereto, the Corporation was authorized to issue one billion (1,000,000,000) shares of Common Stock having an aggregate par value of one million dollars ($1,000,000), of which two hundred million (200,000,000) shares were classified as shares of the AIM Charter Fund, two hundred million (200,000,000) shares were classified as shares of the AIM Constellation Fund, two hundred million (200,000,000) shares were classified as shares of the AIM Weingarten Fund, one hundred million (100,000,000) shares were classified as shares of the AIM Charter Fund - Institutional shares, one hundred million (100,000,000) shares were classified as shares of the AIM Constellation Fund - Institutional shares, and one hundred million (100,000,000) shares were classified as shares of the AIM Weingarten Fund - Institutional shares. One hundred million (100,0000,000) shares were unclassified.

         THIRD: As hereby increased, the total number of shares of stock which the Corporation has authority to issue is two billion (2,000,000,000) shares of Common Stock, all of which are of a par value of one tenth of one cent ($.001) per share having an aggregate par value of two million dollars ($2,000,000), of


I.D. NO. D2565273
ACKN. NO. - 126C3052456
AIM EQUITY FUNDS, INC.

NO. OF CERTIFIED COPIES - 2

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                               STATE OF MARYLAND
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I hereby certify that this is a true and complete copy of the 3 page document on file in this office. Dated: 1-10-92

         STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ ILLEGIBLE
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This stamp replaces our previous certification system.  Effective: 10/84

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which five hundred million (500,000,000) shares are classified as AIM
Weingarten Fund, two hundred million (200,000,000) shares are classified as AIM Weingarten Fund - Institutional, four hundred million (400,000,000) shares are classified as AIM Constellation Fund, two hundred million (200,000,000) shares are classified as AIM Constellation Fund - Institutional shares, four hundred million (400,000,000) shares are classified as AIM Charter Fund, and two hundred million (200,000,000) are classified as AIM Charter Fund - Institutional. One hundred million (100,000,000) shares are unclassified.

         FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         FIFTH: The Board of Directors of the Corporation increased the total number of shares of Common Stock the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law.

         The undersigned Executive Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, AIM EQUITY FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its Executive Vice President and witnessed by its Secretary on December 20, 1991.

                                        AIM EQUITY FUNDS, INC.




                                        By: /s/ ROBERT H. GRAHAM
                                            ------------------------------------
                                            Executive Vice President

Witness:

/s/ WILLIAM H. KLEH
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            Secretary




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